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                                   EXHIBIT 21


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                                                                     EXHIBIT 21

                       SUBSIDIARIES OF FRESH FOODS, INC.

Brunswick Associates, Inc. (GA)                                   Chardent, Inc. (DE)

Claremont Restaurant Group, LLC (NC)                              D & S Foods, LLC (GA)

Elloree Foods, Inc. (SC)                                          Fresh Foods of North Carolina, LLC (NC)

Fresh Foods Properties, LLC (NC)                                  Georgia WSMP, Inc. (GA)

Georgia Buffet Restaurants, Inc. (GA) 50% owned                   Kingsport Foods, Inc. (TN)

Knoxville Foods, Inc. (TN)                                        Matthews Prime Sirloin, Inc. (NC)

Mom `n' Pop's Country Ham, LLC (NC)                               Naples Foods Inc. (FL)

Oak Ridge Foods, Inc. (TN)                                        Prime Sirloin, Inc. (TN)

Sagebrush, Inc. (NC)                                              Sagebrush of North Carolina, LLC (NC)

Sagebrush of Sevierville, Inc. (TN)                               Sagebrush of South Carolina, LLC (SC)

Sagebrush of Tennessee, LP (TN)                                   Spicewood, Inc. (DE)

Seven Stars, Inc. (MD)                                            South Carolina WSMP, Inc. (SC)

St. Augustine Foods, Inc. (FL)                                    Sunshine WSMP, Inc. (FL)

Tennessee WSMP, Inc. (TN)                                         Tumbleweed of Pigeon Forge, Inc. (TN)

Virginia WSMP, Inc. (VA)

Omitted from the above list are two inactive subsidiaries which do not constitute a significant subsidiary.